EXHIBIT 99.1

VolitionRx Limited Announces First Quarter 2026 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, May 15 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, May 14, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the first quarter 2026. Volition management will host a conference call tomorrow, May 15 at 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“We have made strong progress across all of our product pillars during the first quarter and indeed subsequent to quarter end.

“We announced the submission for peer review of a clinical manuscript reporting the high accuracy of our Nu.Q® Vet feline prototype assay in detecting lymphoma in cats, our third species. The publication of this study in a peer reviewed journal is expected subsequently to unlock a $5 million contractual milestone payment. The feline test could greatly expand the market of our Nu.Q® Vet platform.

“We are working with our long-term collaborators at the Hospices Civils de Lyon, one of Europe's leading cancer centers, on the reimbursement submission for Nu.Q® Lung Cancer. Reimbursement is the last step on the path to the first use of Nu.Q® in routine clinical practice, an exciting prospect which is core to Volition's mission, using our tests to help save lives.

“We reported two new, potentially large, clinical use cases for our Nu.Q® NETs assay beyond sepsis. In conjunction with the Mayo Clinic1, we demonstrated Nu.Q® NETs’ potential clinical utility in aiding early risk identification which could inform targeted preventive strategies in acute trauma care. We also demonstrated potential use for patient management of a chronic disease, Hidradenitis Suppurativa,2 which affects about 1% of the world’s population. Both use cases have the potential to be large markets.

“We are currently in discussions with more than a dozen of the world’s leading diagnostic and liquid biopsy companies where our goal is to enter into licensing agreements and other arrangements that will bring revenue in the form of up front milestone payments, royalties and/or other recurring revenue.

“We are delighted to have grown the commercial interest in the first quarter, particularly with regards to our Capture-Seq™ technology, with an increase in discussions, including for technical evaluations.

“Discussions are at various stages of the negotiation process across all our different pillars; our laser focus is on executing licensing agreements and we will update you as they progress.”

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Financial Highlights

•	Revenue for the first quarter was approximately $1.0 million, compared to $0.2 million for the same period in 2025.
•	Operating loss was down 3% for the quarter versus the comparable quarter in 2025.
•	Net cash used in operating activities was $5.3 million.
•	Receipts in the quarter included:

○	$5.4 million in net proceeds from equity sales through our at-the-market facility,
○	$1.9 million in net proceeds from issuance of a convertible note and warrant, and
○

$1 million of non-dilutive funding from agencies of the Walloon Region, with an additional approximate $0.9 million expected to be received in tranches based on certain time and event milestones over the next 12 months.

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Event:	VolitionRx Limited First Quarter 2026 Earnings and Business Update Conference Call
Date:	Friday, May 15, 2026
Time:	8:30 a.m. U.S. Eastern Time/2.30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID:   13760656

Louise Batchelor, Group Chief Marketing & Communications Officer of Volition will host the call along with Cameron Reynolds, President and Group Chief Executive Officer and Terig Hughes, Group Chief Financial Officer. The call will provide an update on important events that have taken place in the first quarter of 2026, subsequent events and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until May 29, 2026. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13760656.

1.	Navarro, Sergio M. et al, Circulating Nucleosomes Are Elevated In Trauma Patients With Venous Thromboembolism: A Prospective Case-Cohort Study. SHOCK Journal, March 2026
2.	PrePrint

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

The contents found at Volition's website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to revenue opportunities and growth, the receipt of funding based on certain milestones, the effectiveness and availability of Volition’s blood-based diagnostic, prognostic and disease monitoring tests, Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer and other diseases as well as serving as a diagnostic, prognostic or disease monitoring tools for such diseases, Volition’s expectations regarding future publications, Volition’s success in securing licensing and/or distribution agreements with third parties for its products, and Volition’s expectations regarding the terms of such agreements. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic, prognostic or disease monitoring products Volition might develop; Volition’s failure to secure adequate intellectual property protection; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring market and its rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™, Capture-PCR™, Capture-Seq™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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